UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2007

CREDIT ONE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-50320	59-3641205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Wall Street, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

(212) 809-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   ENTRY INTO DEFINITIVE MATERIAL AGREEMENTS

On September 24, 2007, Credit One Financial, Inc. (the “Company”) entered into a Project Agreement with Tin Loon Trading Company (“Tin Loon”).  Tin Loon is a company registered in Hong Kong, China, and is primarily engaged in the business of graphite trading.   Pursuant to the agreement, the Company agrees to advance $100,000 (the "Advance") to Tin Loon.  The proceeds of the Advance will be used exclusively at Tin Loon as working capital for its graphite trading business.

The Advance is not in the nature of a loan to any party or a direct ownership interest in Tin Loon.  Instead, the Advance constitutes consideration for the rights to receive 60%, or $3,000, whatever is larger, on quarterly basis, of the net profits from Tin Loon’s business activities financed by the Advance (the "Net Profits ").  In the event there is an operating loss, or the Net Profits is less than $3,000 for a quarter, Tin Loon will pay the Company the minimum payment of $3,000 for a quarter.

Under the agreement, the Advance will be fully returned to the Company, with any accrued Net Profits, within 30 days upon Tin Loon’s receipt of return notice from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Credit One Financial, Inc.

/s/ Dicky Cheung

Name:  Dicky Cheung

Title:  President & CEO

September 27, 2007